Exhibit 10.1

March 31, 2023	TSX: SAM
OTCQB: SHVLF

STARCORE Announces Intention to Voluntarily Terminate U.S. Reporting Obligations

No Impact on Canadian Public Disclosure

Vancouver, B.C. – Starcore International Mines Ltd. (TSX: SAM) (“Starcore” or “the Company”) today announced that it will voluntarily file a Form 15F with the United States Securities and Exchange Commission (the “SEC”) to terminate the registration of its common shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its corresponding reporting obligations under Section 13(a) of the Exchange Act.

Management of the Company is of the view that the costs associated with continuing the registration and reporting under the Exchange Act outweigh the benefits received by the Company from maintaining its registration.

The termination will become effective 90 days after the date of filing of the Form 15F with the SEC, or within such shorter period as the SEC may determine. Upon filling of the Form 15F, the Company’s reporting obligations under the Exchange Act will be immediately suspended.

The filing with the SEC and termination of mandatory U.S. public reporting obligations will have no impact on the Company’s Canadian public reporting obligations and the Company’s shares will continue to trade on the TSX under the ticker symbol “SAM”. Company filings with Canadian securities regulators will continue to be made and will be available on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

About Starcore

Starcore International Mines is engaged in precious metals production with focus and experience in Mexico. This base of producing assets is complemented by exploration and development projects throughout North America. The company is a leader in Corporate Social Responsibility and advocates value driven decisions that will increase long term shareholder value. You can find more information on the investor friendly website here: www.starcore.com.

Suite 750 – 580 Hornby Street, Box 113, Vancouver, British Columbia, Canada V6C 3B6 Telephone: (604) 602-4935 Fax: (604)

602-4936 e-mail. info@starcore.com website: www.starcore.com

ON BEHALF OF STARCORE INTERNATIONAL

MINES LTD

(sgd.) “Robert Eadie”
Robert Eadie, Chief Executive Officer

FOR FURTHER INFORMATION PLEASE CONTACT:

ROBERT EADIE

Telephone: (604) 602-4935 x 205

Toll Free: 1-866-602-4935

Email: readie@starcore.com

The Toronto Stock Exchange has not reviewed, nor does it accept responsibility for the adequacy or accuracy of this press release

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Suite 750 – 580 Hornby Street, Box 113, Vancouver, British Columbia, Canada V6C 3B6 Telephone: (604) 602-4935 Fax: (604)

602-4936 e-mail. info@starcore.com website: www.starcore.com